Exhibit 99.1

EVERGREEN OPERATIONS, LLC

Financial Statements

Page No.
PART I. FINANCIAL INFORMATION

FINANCIAL STATEMENTS

Consolidated Balance Sheets — December 31, 2006, 2005 and June 30, 2007 (unaudited)	F-4

Consolidated Statements of Operations — Years ended December 31, 2006, 2005, 2004 and Six Months Ended June 30, 2007 and 2006 (unaudited)	F-5

Consolidated Statement of Member’s Deficit — Years ended December 31, 2006, 2005, 2004 and Six Months Ended June 30, 2007 (unaudited)	F-6

Consolidated Statements of Cash Flows — Years ended December 31, 2006, 2005, 2004 and Six Months Ended June 30, 2007 and 2006 (unaudited)	F-7

Notes to Consolidated Financial Statements — Years ended December 31, 2006, 2005, 2004 and Six Months Ended June 30, 2007 (unaudited)	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Membership Interest Owners of
Evergreen Operations, LLC
Denver, Colorado

We have audited the accompanying consolidated balance sheets of Evergreen Operations, LLC.  and subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, member’s deficit, and cash flows for each of the three years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Evergreen Operations, LLC and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the accompanying consolidated financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity.

Deloitte & Touche LLP
Denver, Colorado
October 29, 2007

EVERGREEN OPERATIONS, LLC
Consolidated Balance Sheets

	June 30, 2007	December 31,
		2006	2005
	(unaudited)
		(in thousands)
Assets
Current:
Cash and cash equivalents	$—	$—	$1,552
Accounts receivable, net	5,401	6,011	3
Inventory	1,861	1,260	64
Prepaid and other assets	644	660	248
Total current assets	7,906	7,931	1,867
Property, plant and equipment, net of accumulated depreciation	105,858	104,273	3,791
Construction in progress	19,410	9,526	71,675
Mineral rights and mine development, net of accumulated depletion	20,917	21,787	—
Restricted cash	1,407	—	—
Other assets	495	489	—
	$155,993	$144,006	$77,333
Liabilities and Member's Deficit
Current liabilities:
Accounts payable	$4,007	$2,683	$1,127
Accrued liabilities	3,280	3,578	6,985
Other current liabilities	39	112	67
Total current liabilities	7,326	6,373	8,179
Due to Parent	202,876	168,775	70,131
Asset retirement obligations	5,741	5,626	3,558
Other liabilities, less current portion	—	—	46
Total liabilities	215,943	180,774	81,914
Commitments and contingencies (note—9)
Member’s deficit:
Accumulated deficit	(59,950)	(36,768)	(4,581)
Total member’s deficit	(59,950)	(36,768)	(4,581)
	$155,993	$144,006	$77,333

See accompanying notes to the consolidated financial statements.

EVERGREEN OPERATIONS, LLC
Consolidated Statements of Operations

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
			(in thousands)
Operating revenues:
Mining	$22,783	$11,413	$35,937	$—	—
K-Fuel refined coal and blended K-Fuel refined coal	264	—	420	—	—
Consulting and other	45	36	34	132	—
Consulting and other to parent	85	525	663	649	—
Total operating revenue	23,177	11,974	37,054	781	—
Operating expenses:
Coal mining operating costs	20,564	9,655	31,728	—	—
Plant start-up costs	17,323	7,410	26,635	1,484	154
General and administrative	5,067	1,853	5,291	1,641	800
Depreciation and depletion	3,336	1,660	4,915	361	156
Cost of consulting revenue	39	2	22	142	—
Cost of consulting revenue to parent	85	525	663	649	—
Total operating expenses	46,414	21,105	69,254	4,277	1,110
Operating loss	(23,237)	(9,131)	(32,200)	(3,496)	(1,110)
Other income (expense):
Other income (expense)	55	14	13	2	23
Total other income	55	14	13	2	23
Net loss	$(23,182)	$(9,117)	$(32,187)	$(3,494)	$(1,087)

See accompanying notes to the consolidated financial statements.

EVERGREEN OPERATIONS, LLC
Consolidated Statements of Member’s Deficit
For the Years ended December 31, 2006, 2005 and 2004

and the Six Months Ended June 30, 2007 (unaudited)

Total Member’s Deficit
Balance, January 1, 2004	$—
Net loss	(1,087)
Balance, December 31, 2004	(1,087)
Net loss	(3,494)
Balance, December 31, 2005	(4,581)
Net loss	(32,187)
Balance, December 31, 2006	(36,768)
Net loss (unaudited)	(23,182)
Balance, June 30, 2007(unaudited)	$(59,950)

See accompanying notes to the consolidated financial statements.

EVERGREEN OPERATIONS, LLC
Consolidated Statements of Cash Flows

	Six Months Ended June 30,		Years ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
			(in thousands)
Operating activities:
Net loss	$(23,182)	$(9,117)	$(32,187)	$(3,494)	$(1,087)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and depletion	3,336	1,660	4,915	361	156
Share-based compensation expense to employees and others	207	198	582	—	—
Asset retirement obligation accretion	141	93	229	103	—
Other	(53)	1	49	—	—
Changes in operating assets and liabilities:
Accounts receivable	610	(1,108)	(1,396)	214	42
Inventory	(601)	(1,061)	942	(64)	—
Prepaids and other assets	11	(1,067)	(207)	(234)	—
Accounts payable and accrued expenses	959	(1,573)	(126)	3,624	(19)
Other current obligations	—	—	45	—	—
Cash (used in) provided by operating activities	(18,572)	(11,974)	(27,154)	510	(908)
Investing activities:
Purchases of construction in progress	(13,335)	(14,846)	(27,771)	(47,148)	(12,570)
Purchases of property, plant and equipment	(612)	(980)	(3,533)	(502)	—
Purchases of mineral rights	—	(1,026)	(1,026)	—	—
Cash paid for acquisition, net of cash received	—	(36,913)	(36,913)	(574)	(523)
Restricted cash	(1,407)	—	—	—	—
Other	106	—	25	(10)	—
Cash used in investing activities	(15,248)	(53,765)	(69,218)	(48,234)	(13,093)
Financing Activities:
Advances from parent	59,119	72,092	129,580	49,263	14,014
Payments to parent	(25,299)	(7,886)	(34,703)	—	—
Payments on capital leases and note payable	—	(19)	(57)	—	—
Cash provided by financing activities	33,820	64,187	94,820	49,263	14,014
Increase (decrease) in cash and cash equivalents	—	(1,552)	(1,552)	1,539	13
Cash and cash equivalents, beginning of year	—	1,552	1,552	13	—
Cash and cash equivalents, end of year	$—	$—	$—	$1,552	$13

See accompanying notes to the consolidated financial statements.

EVERGREEN OPERATIONS, LLC

Notes to Consolidated Financial Statements

Years ended December 31, 2006, 2005 and 2004 and six months ended June 30, 2007

Unless the context requires otherwise, the terms “Evergreen Operations,” “we,” “our,” and “us” refer to Evergreen Operations, LLC and its subsidiaries.  All references to K-Fuel and K-Fuel® refer to Evergreen Energy Inc.’s patented process and technology.  All references to Evergreen Energy refer to Evergreen Energy Inc.

(1) Business and Summary of Significant Accounting Policies

Evergreen Operations, LLC is wholly owned by Evergreen Energy Inc. (Parent or Evergreen Energy).  The subsidiaries of Evergreen Operations, which consist of KFx Plant, LLC (KFx Plant), a Wyoming limited liability company, KFx Operations, LLC (KFx Operations), a Wyoming limited liability company, Landrica Development Company (Landrica), a South Dakota corporation, and Buckeye Industrial Mining Company (Buckeye), an Ohio corporation, were wholly owned subsidiaries of Evergreen Energy, a Delaware corporation, prior to being merged into Evergreen Operations, and are considered to be predecessors to the Evergreen Operations.  The merger transaction, whereby the wholly owned subsidiaries of Evergreen Energy became wholly owned subsidiaries of Evergreen Operations, has been accounted for as a transfer of net assets between entities under common control at historical cost in a manner similar to a pooling of interests.

Our goal is to facilitate Evergreen Energy’s goal of leveraging a vertically integrated, coal-based platform to deliver clean, efficient and affordable energy by providing marketing support, feedstock coal from our mine site and successfully operating our Fort Union plant.  Evergreen Energy and we intend to meet the specific needs of public utility and industrial market customers by providing economical solutions to environmental emission standards compared to other emission standard alternatives.  Evergreen Energy’s proprietary K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as sub-bituminous coal and lignite, into a more energy efficient, lower-emission fuel.

We have completed the initial construction and entered the start-up phase for our Fort Union plant and mine site in Wyoming’s Powder River Basin, which is our first plant implementing the current K-Fuel process.  Our initial test burns of the K-Fuel refined coal from our Fort Union plant provided us with positive results regarding the characteristics and quality of the K-Fuel refined coal and additional test burns by independent third parties have confirmed K-Fuel refined coal’s positive attributes.  We have not, however, been able to achieve full-scale commercial production at our Fort Union plant.  We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant and we are continuing to make modifications to the plant.  Management believes, however, that in recent months we have made significant improvements to address these issues with the assistance of our operational and technical engineering consultants.

On April 3, 2006, Evergreen Energy completed the acquisition of Buckeye Industrial Mining Company for a total purchase price of $39.1 million, including cash paid, stock issued, liabilities assumed and costs incurred in the acquisition.  Buckeye’s primary business is to mine, process, blend and sell high quality coal to electric utilities and to industrial end users.  Buckeye also operates one of the largest ash disposal facilities in the state of Ohio, disposing of up to one million tons of dry and conditioned ash per year.  The acquisition of

Buckeye complements our strategy to transition from an energy technology company into an energy production company.

These financial statements and related notes thereto contain unaudited information as of and for the six months ended June 30, 2007 and 2006.  In the opinion of management, the statements include all the adjustments necessary, principally of a normal and recurring nature, to fairly present our condensed consolidated results of operations, financial position, and cash flows as of and for the six months ended June 30, 2007 and 2006.  The condensed consolidated results of operations for the six months and the condensed consolidated statements of cash flows for the six month periods ended June 30, 2007 and 2006 are not necessarily indicative of the operating results or cash flows expected for the full year.

Basis of presentation and consolidation.   Evergreen Operations, through its predecessor, commenced operations in 2004 and through 2007 and has not yet achieved full operational capacity at its Fort Union site.  Consequently, we have incurred net losses since inception and as of June 30, 2007 had an accumulated deficit of $60.0 million.  Our parent has committed to provide us with necessary funding to meet our obligations as they come due for the foreseeable future.

The consolidated financial statements include the accounts of Evergreen Operations and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States.  The consolidated financial statements may not necessarily be indicative of the conditions that would have existed or the results of our operations if we had operated as an unaffiliated entity.  Transactions between Evergreen Operations and Evergreen Energy have been identified in the combined statements as transactions between us and our Parent (see Note 2).  All significant intercompany account balances, transactions and profits (loss) between Evergreen Operations and its subsidiaries have been eliminated.  In the opinion of management, all adjustments have been reflected that are necessary for a fair presentation of the combined financial statements.

Estimates.   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the periods presented.  We believe that the significant estimates, assumptions and judgments when accounting for items and matters such as asset retirement obligations, mineral reserves, capitalized premining costs, capitalized plant costs, depletion, depreciation,  asset valuations, asset life, revenue, acquisitions, allowance for bad debts for receivables, taxes, recoverability of assets, impairments, customer retention, reserves and other provisions are reasonable, based upon information available at the time they are made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Fair value of financial instruments.   The carrying amount of cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued liabilities and other current liabilities in the consolidated financial statements approximate fair value because of the short-term nature of the instruments.

Receivables and allowance for doubtful accounts.   Accounts receivable are recorded at their estimated net realizable value.  As of December 31, 2006, three customers accounted for 26%, 14% and 11% of total accounts receivable, respectively, while one customer accounted for 13% of total revenues from operations for the fiscal year then ended.  The allowance for doubtful accounts is determined through an analysis of the past-due status of accounts receivable and assessments of risk regarding collectability.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.  As of December 31, 2006, 2005, 2004 and June 30, 2007 we have an allowance for doubtful accounts of $0, $45,000, $0 and $16,000, respectively.

Inventory.   Inventory, which includes washed or prepared coal, raw coal and inventory in transit as well as consumable parts, materials and supplies, are stated at the lower of cost or market.  Our practice is to value coal based on the average cost method by the applicable type of coal.

Plant, property and equipment.   Plant, property and equipment consists of our Fort Union plant, wash plant facility, buildings, furniture and fixtures, computers, vehicles, coal handling system, water treatment equipment, injection wells and land.  Expenditures that extend the useful lives of the assets or increase production capacity are capitalized.  Repairs and maintenance that do not extend the useful lives of the assets are expensed as incurred.  We begin depreciation on property, plant and equipment assets once the assets are placed into service.  Depreciation expense is computed using the straight-line method over the estimated useful lives of the property and equipment or units-of-production method using total processed tonnage for our Fort Union plant.

Construction in progress.   All costs that are directly related to the engineering, design, purchase or fabrication of plant equipment and are expected to be used in a commercial K-Fuel plant project are capitalized.  Costs incurred to develop coal mines or to expand the capacity of operating mines are capitalized.  Costs incurred to maintain current production capacity at a mine and exploration expenditures are charged to operating costs as incurred.  Employee-related costs directly related to construction are also capitalized during the construction phase.

Mineral rights and mine development.   A significant portion of our coal reserves are controlled through leasing arrangements.  Costs to obtain coal lands and leased mineral rights, including capitalized premining costs, are depleted to operations using the units-of-production method based on tons produced utilizing only proven and recoverable reserves in the depletion base and are assumed to have no residual value.  Premining costs include drilling, permitting, county and state filing fees and initial overburden removal.  Also, included in mineral rights are the costs to establish the related asset retirement obligations.  The leases have primary terms ranging from 3 to 10 years and substantially all of the leases contain provisions that allow for automatic extension once mining commences and for as long as some mining activity continues.

Health care costs.   Our employees participate in Evergreen Energy’s health insurance plans.  Evergreen Energy is self-insured, subject to a stop-loss policy, for individuals and all participants as a group.  These costs are allocated to us by Evergreen Energy.  The liability for outstanding medical costs has been estimated based on historical claims and is included in our due to Parent.

Asset retirement obligations and restricted cash.   We calculate the present value of all asset retirement costs, for which we have a legal obligation, and record all such costs as liabilities with an equivalent amount added to the asset cost and depreciated over an appropriate period or depleted using actual tons mined or actual tons produced.  The liability is then accreted over time by applying an interest method of allocation to increase the liability.  We have identified legal retirement obligations related to our project site near Gillette, Wyoming and our surface and deep mines in Ohio.  The Department of Environmental Quality for the state of Wyoming required us set aside cash as collateral pledged toward our asset retirement obligation.  Evergreen Energy funded this obligation and the restricted cash is reflected on their balance sheet.  We have restricted cash set aside as collateral pledged toward our asset retirement obligations and to secure certain other obligations.  Until the asset retirement obligation is relieved and our other obligations are fulfilled, the cash will remain restricted.

Exploration costs.   Mineral exploration costs are expensed as incurred.  When it has been determined that it is economically feasible to extract coal and the permitting process has been initiated, the costs incurred to further delineate and develop the mine are considered premining costs and are included in construction in progress in our consolidated balance sheets.

Long-lived assets.   We evaluate long-lived assets based on estimated future undiscounted net cash flows whenever significant events or changes in circumstances occur that indicate the carrying amount may not be recoverable.  If that evaluation indicates that an impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the fair values of the asset, whichever is more readily determinable.  In addition, we capitalized certain costs related to investigating potential sites for future facilities.  We evaluate the status of these potential sites and if any site has been abandoned or we anticipate that it will be abandoned, we write-off all associated costs.

Revenue.   We recognize revenue when there is persuasive evidence of an arrangement, generally when an agreement has been signed, all significant obligations have been satisfied, the fee is fixed or determinable, and collection is reasonably assured.  We recognize revenue from coal sales at the time risk of loss passes to the customer, either at our shipping point or upon delivery, depending on contractual terms.  When sales include delivery to the customer, transportation costs are billed by us to our customers.  We had $5.9 million, $4.4 million and $2.1 million of transportation costs included in both cost of sales and mining revenues for the year ended December 31, 2006 and for the six months ended June 30, 2007 and 2006, respectively.  Ash disposal revenue is recognized when coal combustion bi-products are received at our ash disposal facility.

Brokered coal.   We act as an agent in certain transactions involving the brokering of coal produced by others.  As we generally do not take title to the coal or bear the risk of loss, we have recognized the net amount of profit related to the transactions in our consolidated statements of operations.

Income taxes   No provision for incomes taxes related to income, deductions, gains, losses and credits has been made in the consolidated financial statements related to the operating results of KFx Plant,  KFx Operations,  and Evergreen Operations, on an unconsolidated basis, as such items are reportable on the income tax returns of the members of these limited liability corporations.  Our subsidiaries Buckeye and Landrica are corporations subject to tax under the federal income tax code.  Consequently, we follow the liability method of accounting for income taxes for Buckeye and Landrica, pursuant to which deferred tax assets and liabilities are recognized for future tax consequences.  A deferred tax asset or liability is computed for both the expected future impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized, based upon an assessment of both negative and positive evidence, in future tax returns.  Tax rate changes are reflected in the period such changes are enacted.  Evergreen Energy files consolidated tax returns on our behalf whenever possible.

Deferred income taxes.   We have provided a full valuation reserve related to our substantial deferred tax assets.  In the future, if sufficient evidence of our ability to generate future taxable income becomes apparent, we may be required to reduce this valuation allowance, resulting in income tax benefits in our consolidated statement of operations.  We evaluate the deferred tax assets annually and assess the need for the valuation allowance.

Advertising costs.   We recognize advertising expense when incurred.  Advertising expense was $19,000, $3,000, $0 and $0 for the years ended December 31, 2006, 2005, 2004 and the six months ended June 30, 2007, respectively.

Accounting for stock grants, options and warrants.   Our employees participate in Evergreen Energy’s stock plans.  On January 1, 2006, Evergreen Energy adopted Statement of Financial Accounting Standards 123R, “Share-Based Payments”, or SFAS 123R.  Evergreen Energy issues stock grants and options to our employees and consultants in connection with our various business activities.  These are accounted for in accordance with the provisions of SFAS 123R and Emerging Issues Task Force Abstract No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or

Services” as well as other authoritative accounting pronouncements.  Evergreen Energy is required to make estimates of the fair value of the related instruments and recognize expense over the period benefited, usually the vesting period.  We recognized $582,000, $207,000 and $198,000 of non-cash compensation expense for the period ended December 31, 2006 and the six months ended June 30, 2007 and 2006, respectively, related to share-base payment expense allocated to us by Evergreen Energy.

Prior to the adoption of SFAS 123R, Evergreen Energy accounted for share-based payment awards in accordance with Accounting Principals Board 25 “Accounting for Stock Issued to Employees”, which generally provided that no compensation expense was recorded in connection with the granting of employee and non-employee directors stock options if the options were granted at prices at least equal to the fair value of the common stock at date of grant.  Stock options granted to employees and non-employee directors were measured using the Black-Scholes option pricing model and reflected in our proforma disclosures pursuant to Statement of Financial Accounting Standard 123 “Accounting for Stock-Based Compensation.”  Stock options and other share-based payments granted by Evergreen to non-employees and related to our operations were accounted for in accordance with SFAS No. 123, and Emerging Issues Task Force Abstract No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.”  Accordingly, stock options granted by Evergreen Energy to non-employees were measured using the Black Scholes option pricing model and reflected in the consolidated financial statements under guidance of SFAS 123 over the expected service period.

Had expense for Evergreen Energy’s allocation of compensation related to stock options granted by it to our employees been recognized based on the fair value over the vesting period for the awards consistent with the method of SFAS 123, our pro forma net loss would have been reported as follows:

Year ended December 31, 2005
(in thousands)
Net loss, as reported	$(3,494)
Less: Share-based employee compensation expense included in reported net loss	—
Total share-based employee compensation expense determined under a fair value based method	(80)
Pro forma net loss	(3,574)

Recently adopted accounting pronouncements.   In September 2006, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin No. 108, or SAB No. 108, “Financial Statement Misstatements.”  SAB No. 108 expresses the SEC staff’s view regarding the process of quantifying financial statement misstatements.  The Interpretations in SAB No. 108 are being issued to address diversity in practice in quantifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet.  SAB No. 108 is effective for annual financial statements covering the first fiscal year ending after November 15, 2006.  The adoption of this pronouncement did not have any impact on our financial position or results our operations.

                In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109,” (“FIN 48”) which clarifies the accounting for uncertainty in tax positions.  This Interpretation requires that we recognize, in our condensed financial statements, the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provisions of FIN 48 are effective as of January 1, 2007.  We have evaluated our tax positions and determined that the adoption of this pronouncement in the quarter ended March 31, 2007 did not have a material impact on our financial position or results of operations. Our tax return net operating loss carryforwards are significant.  The tax years in which losses arose may be subject to audit by the Internal Revenue Service when such carryforwards are utilized to offset taxable income in future periods.

In May 2005, the Financial Accounting Standards Board, or FASB, as part of an effort to conform to international accounting standards, issued SFAS No. 154, “Accounting Changes and Error Corrections,” which was effective for us beginning on January 1, 2006.  SFAS No. 154 requires that all voluntary changes in accounting principles be retrospectively applied to prior financial statements as if that principle had always been used, unless it is impracticable to do so.  When it is impracticable to calculate the effects on all prior periods, SFAS No. 154 requires that the new principle be applied to the earliest period practicable.  The adoption of this pronouncement did not have any impact on our financial position or results of operations.

Recently issued accounting pronouncements.   In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, “Fair Value Measurement”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this statement does not require any new fair value measurements.  However, for some entities, the application of this statement will change current practice.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  We are in the process of evaluating the impacts, if any, of adopting this pronouncement.

In February 2007, the FASB issued SFAS No. 159 “Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115”.  This standard permits the use of fair value measurement of financial assets and liabilities in the balance sheet with the net change in fair value recognized in periodic net income.  The Standard is effective for fiscal years beginning after November 15, 2007.  We are in the process of evaluating the impacts, if any, of adopting this pronouncement.

(2) Related Party Transactions

Included in General and Administrative expenses for the years ended December 31, 2006, 2005, 2004 and for the six months ended June 30, 2007 and 2006 are $2.9 million, $1.3 million, $800,000, $1.6 million and $1.4 million, respectively, of costs which have been allocated to us from our Parent.  These costs relate to general and administrative services provided by our Parent and are generally allocated on a percentage basis based either on number of employees or on total operating expenses plus capital expenditures.  Periodically, third parties bill for services provided to us that are paid for on our behalf by our Parent.  In addition, in subsidiaries, third parties bill either Evergreen Energy or one of their subsidiaries for services provided to numerous Evergreen Energy affiliate entities.  Evergreen Energy pays these bills and passes through to the Evergreen Energy affiliates their respective expense amounts.  Evergreen Energy pays all invoices on behalf of KFx Plant, Landrica, and KFx Operations and funds all expenditures by Buckeye and these transactions are reflected in Due to Parent.  Beginning June 2007, Evergreen Energy began paying all invoices on behalf of Buckeye.

The Due to Parent includes our obligations related to these allocated balances and other pass through charges incurred by Evergreen Energy on our behalf.  The balance in the Due to Parent line item is treated similar to a revolving credit arrangement.  All cash receipts related to the operations of Buckeye and KFx Plant are received by Evergreen Energy and such funds are reflected as payments to Evergreen Energy.  The payable to Parent is non-interest bearing and is payable upon demand.  The payable is reflected in long-term liabilities because we, in the near term, have no ability to repay the full amounts owed and effectively refinance the obligation on a continuing basis.  Our Parent has asserted that payment will not be demanded in 2007.  We anticipate that we will continue to generate net losses and negative net cash flows into the foreseeable future.  Additionally, we do not have a third party borrowing capacity to fund our operations for the next twelve months.  Evergreen Energy has committed to continue to fund our operations for the foreseeable future.

                On December 7, 2006, Evergreen Energy entered into a memorandum of understanding and real estate lease with Hills Products Group, Inc., or Hills Products.  Hills Products is owned by Mr. Stanford Adelstein who serves on Evergreen Energy’s Board of Directors.  Evergreen Energy has leased certain real estate and facilities, including a train load-out facility, for the sole purpose of trans-loading our K-Fuel refined coal from over-the-road truck into railcars.  Prior to the execution of this agreement, Evergreen Energy’s independent Board members approved this transaction.  Evergreen Energy believes the terms and contracted amounts would be similar if they had entered into this agreement with an unrelated third party.  Per the agreement, Evergreen Energy has committed to a monthly payment in the amount of $1,500, plus an additional fee based on tonnage of K-Fuel refined coal loaded after agreed upon monthly tonnages are exceeded.  As KFx Plant is utilizing these services, all such costs are reflected in these financial statements.

(3) Acquisitions

                Buckeye Acquisition

                On April 3, 2006, Evergreen Energy completed the acquisition of Buckeye for a total purchase price of $39.1 million, consisting of $35.0 million in cash and Evergreen Energy’s common stock valued at $2.2 million.  Evergreen Energy incurred $1.0 million in acquisition costs and reimbursed Buckeye’s former parent $900,000 for cost incurred relating to capital projects.  Buckeye’s primary business is to mine, process, blend and sell coal to electric utilities and to industrial and institutional end users.  Buckeye also operates one of the largest ash disposal facilities in the state of Ohio, disposing of up to one million tons of dry and conditioned ash per year.  We believe the acquisition will add value through access to Buckeye’s established markets, infrastructure and coal reserves.  The expected benefits of the acquisition include the addition of an experienced coal marketing and mining team and cash flow.  Their operations have been included in our consolidated financial statements as of the effective purchase date of April 3, 2006.

The acquisition of Buckeye has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations, or SFAS 141, with us being treated as the acquirer.  Following is a summary of the estimated fair values of the assets acquired and liabilities assumed as of the effective date of the acquisition (in thousands):

Cash	$—
Accounts receivable	4,649
Inventory	2,138
Other current and long-term assets	743
Property, plant and equipment	7,812
Ash disposal facility	7,557
Mineral rights and mine development	20,720
Construction in progress	1,442
Total assets acquired	45,061
Less: Current liabilities assumed	4,182
Asset retirement obligations	1,772
Net purchase price	$39,107

Pro forma acquisition information represents our unaudited results of operations as if the acquisition had occurred on January 1, 2006 and January 1, 2005 (in thousands).

	December 31,
	2006	2005
Revenue	$49,844	$50,548
Net income (loss)	$(32,210)	$1,477

MR&E Acquisition

MR&E LLC, a research and engineering firm focused on thermal process engineering, including the upgrading and processing of clean coal, was acquired due to its significant expertise in thermal process engineering.  Evergreen Energy acquired all of the outstanding membership interests effective March 1, 2005 for cash of $656,000, including cash received of $83,000.  Their operations have been included in our financial statements as of the effective purchase date of March 1, 2005.

The operating results, including revenue and net income, for the year ended December 31, 2005 were insignificant.  Therefore, pro forma results as if the acquisition had occurred at the beginning of the period are not presented.  As of August 1, 2006, MR&E was legally merged into KFx Operations, another wholly owned subsidiary.

Landrica Acquisition

On May 21, 2004, Evergreen Energy acquired all of the outstanding stock of Landrica Development Company from Wyodak Development Corporation for cash of $523,000 and assumption of an asset retirement obligation of $2.7 million.  The results of Landrica have been included in the consolidated financial statements from the date of acquisition.  Landrica owns a coal mine and related assets that include land, buildings, coal handling equipment, a railroad loop and other pieces of equipment and property.

Since Landrica was not operating the mine during 2004, the operating results, including revenue and net income were immaterial.  Therefore, pro forma results as if the acquisition had occurred at the beginning of the respective period are not presented.

(4) Inventory

                Inventory consisted of the following (in thousands):

	June 30, 2007	December 31,
		2006	2005
	(unaudited)
Washed or prepared coal and raw coal	$1,845	$1,260	$—
Spare parts and supplies	16	—	64
Total inventory	$1,861	$1,260	$64

(5) Construction in Progress, Mineral Rights and Mine Development and Property, Plant and Equipment

Construction in progress consisted of the following (in thousands):

	June 30, 2007	December 31,
		2006	2005
	(unaudited)
Fort Union plant and operating equipment	$9,366	$4,478	$67,952
Train loadout silo	—	—	2,410
Mine and site improvements	3,019	2,597	1,313
Mining equipment refurbishment	6,881	2,307	—
Other	144	144	—
Total construction in progress	$19,410	$9,526	$71,675

Total construction in progress includes:

•                  $1.9 million, $7.6 million and $2.4 million of accounts payable and accrued liabilities as of December 31, 2006, 2005 and the six months ended June 30, 2007, respectively.

•                  $726,000 of capitalized asset retirement cost as of both the periods ended December 31, 2005 and 2006.

•                  $1.4 million of construction in progress was moved to mineral rights during the year ended December 31, 2006.

Property plant and equipment consisted of the following:

	Year Lives	June 30, 2007	December 31
			2006	2005
	(unaudited)
			(in thousands)
Fort Union plant and equipment	—	$86,362	$84,093	$—
Machinery and equipment	3-15	11,038	9,948	4,016
Ash facility and wash plant	5-10	8,679	8,526	—
Other	3-30	6,233	5,742	339
Total		112,312	108,309	4,355
Less accumulated depreciation		(6,454)	(4,036)	(564)
Property, plant and equipment, net of accumulated depreciation		$105,858	$104,273	$3,791

During the third quarter 2006, we placed our Fort Union plant into service and as a result moved $84.1 million of costs from construction in progress to property, plant and equipment.  We are depreciating all Fort Union plant assets on a units-of-production method, based on actual tonnage processed through the plant.  We are depreciating all other property, plant and equipment on the straight line method over the estimated useful life of the assets.

During the second quarter of 2007 we moved $4.0 million from construction in progress to property plant and equipment.

Property, plant and equipment includes:

•                  $803,000, $0 and $355,000 of accounts payable and accrued liabilities as of December 31, 2006, 2005 and June 30, 2007, respectively.

•                  $794,000, $0 and $768,000 of capitalized asset retirement cost as of December 31, 2006, 2005 and June 30, 2007, respectively.

Mineral rights are comprised of leases and mine development costs from the acquisition of Buckeye and our mine site in Wyoming.  Costs are capitalized during the premining phase and are depleted using the units-of-production method based on actual tons mined.  We entered the production phase in a portion of our Gillette mine site and mined and sold raw coal in the third quarter of 2006.  As we have entered the production phase, we have placed a portion of our Gillette mine site into service and are depleting the mine site using the units-of-production method based on tonnage mined.  A portion of our Gillette mine site was moved from mine and site improvements, included in construction in progress, to mineral rights and mine development in our consolidated balance sheet in the second quarter of 2006.  As we are incurring costs to continue developing a new site at our Gillette mine, we are capitalizing these new costs as mine and site improvements and they are recorded in construction in progress on our consolidated balance sheet.

Depreciation and depletion expense was $4.9 million, $361,000, $156,000 and $3.3 million for the years ended December 31, 2006, 2005, 2004 and for the six months ended June 30, 2007, respectively.

(6) Asset Retirement Obligation

Our asset retirement obligations relate to our surface and deep mines in Ohio, our Gillette, Wyoming mine site, and the improvements we have made at the site on which our Fort Union plant and train loadout silo are located.  The following table reconciles the change in the asset retirement obligation during the period:

Changes in Asset Retirement Obligations
(in thousands)
Balance at December 31, 2005	$3,558
Liability incurred	1,818
Liability settled	—
Accretion	250
Balance at December 31, 2006	$5,626

       The liability incurred in 2006 primarily relates to the acquisition of Buckeye, for which we have allocated the asset retirement cost to the underlying assets based the fair value using an expected cash flow approach, in which multiple cash flow scenarios that reflected the range of possible outcomes and a credit-adjusted risk-free rate were applied.  The liabilities are then accreted over time by applying an interest method of allocation.  As the assets are placed into service we are depreciating and depleting the related assets on a units-of-production method based on actual tonnage processed and actual tonnage mined.

(7) Accrued liabilities

Accrued liabilities consist of (in thousands):

	June 30 2007	December 31,
		2006	2005
	(unaudited)
Employee-related	$896	$867	$81
Services or goods received, not invoiced	1,770	1,600	5,860
Taxes, other than income taxes	609	1,033	891
Other	5	78	153
Total accrued liabilities	$3,280	$3,578	$6,985

Employee-related includes paid time off, payroll and bonuses.  Services or goods received not invoiced primarily consists of goods and services at our Fort Union plant and Buckeye.  Taxes, other than income taxes represents various accrued taxes including property, use and franchise taxes.

(8) Employee Benefit Plans

       Our employees participate in Evergreen Energy’s employee benefit plans.  Expenses related to these benefit plans are allocated from Evergreen Energy consistent with other employee allocations as described in Note 2—Related Party.  Expenses related to stock grants and option grants are based upon the grant date fair value and are recognized over the applicable service period.

(9) Commitments and Contingencies

Payment Obligations

We have not presented a future commitments table as we have no significant commitments or obligations that are not disclosed elsewhere in accounts payable, accrued expenses and asset retirement obligations.  Further, obligations in which either party has the right to terminate are excluded from the future commitments table.

Litigation

We are not engaged in any material legal proceedings to which we or any of our subsidiaries are a party.

(10) Segments

We have identified two segments:  Plant and Mining.  Our results of operations are evaluated and allocations of capital resources are based upon the overall operations of these segments.  The Plant segment represents revenue and costs related our Fort Union plant and our mine site in Gillette, Wyoming.  The Mining segment primarily represents our mining operations at our Buckeye location and includes certain marketing personnel, the ash disposal facility and the blending facility.  Our operations are principally conducted in the United States.

	For the six months ended June 30, 2007
	Plant	Mining	Total
	(unaudited)
	(in thousands)
Operating revenues:
Mining	$—	$22,783	$22,783
K-Fuel refined coal and blended K-Fuel refined coal	264	—	264
Consulting and other	45	—	45
Consulting and other to parent	85	—	85
Total operating revenue	394	22,783	23,177
Operating expenses:
Coal mining operating costs	—	20,564	20,564
General and administrative	2,752	2,315	5,067
Plant start-up costs	17,323	—	17,323
Cost of license and consulting revenue	39	—	39
Cost of license and consulting revenue to parent	85	—	85
Total segment operating expense	20,199	22,879	43,078
Segment operating loss income	$(19,805)	$(96)	$(19,901)
Total assets	$113,950	$42,043	$155,993
Reconciliation to net loss:
Total Segment operating loss			$(19,901)
Depreciation and depletion			(3,336)
Other income (expense)			55
Net loss			$(23,182)

	For the six months ended June 30, 2006
	Plant	Mining	Total
	(unaudited)
	(in thousands)
Operating revenues:
Mining	$—	$11,413	$11,413
Consulting and other	36	—	36
Consulting and other to parent	525	—	525
Total operating revenue	561	11,413	11,974
Operating expenses:
Coal mining operating costs	—	9,655	9,655
General and administrative	1,222	631	1,853
Plant start-up costs	7,410	—	7,410
Cost of license and consulting revenue	2	—	2
Cost of consulting and other to parent	525	—	525
Total segment operating expense	9,159	10,286	19,445
Segment operating loss income	$(8,598)	$1,127	$(7,471)
Reconciliation to net loss:
Total Segment operating loss			$(7,471)
Depreciation and depletion			(1,660)
Other income (expense)			14
Net loss			$(9,117)

	For the year ended December 31, 2006
	Plant	Mining	Total
	(in thousands)
Operating revenues:
Mining	$—	$35,937	$35,937
K-Fuel refined coal and blended K-Fuel refined coal	420	—	420
Consulting and other	34	—	34
Consulting and other to parent	663	—	663
Total operating revenue	1,117	35,937	37,054
Operating expenses:
Coal mining operating costs	—	31,728	31,728
General and administrative	2,757	2,534	5,291
Plant start-up costs	26,635	—	26,635
Cost of consulting and other	22	—	22
Cost of consulting and other to parent	663	—	663
Total segment operating expense	30,077	34,262	64,339
Segment operating loss income	$(28,960)	$1,675	$(27,285)
Total assets	$105,103	$38,903	$144,006
Reconciliation to net loss:
Total Segment operating loss			$(27,285)
Depreciation and depletion			(4,915)
Other income (expense)			13
Net loss			$(32,187)

	For the year ended December 31, 2005
	Plant	Mining	Total
	(in thousands)
Operating revenues:
Consulting and other	$132	$—	$132
Consulting and other to parent	649	—	649
Total operating revenue	781	—	781
Operating expenses:
General and administrative	1,641	—	1,641
Plant start-up costs	1,484	—	1,484
Cost of license and consulting revenue	142	—	142
Consulting and other to parent	649	—	649
Total segment operating expense	3,916	—	3,916
Segment operating (loss)	$(3,135)	$—	$(3,135)
Total assets	$77,333	$—	$77,333
Reconciliation to net loss:
Total Segment operating loss			$(3,135)
Depreciation			(361)
Other income (expense)			2
Net loss			$(3,494)

	For the year ended December 31, 2004
	Plant	Mining	Total
	(in thousands)
Total operating revenue	—	—	—
Operating expenses:
General and administrative	800	—	800
Plant start-up costs	154	—	154
Total segment operating expense	954	—	954
Segment operating (loss)	$(954)	$—	$(954)
Total assets	$23,180	$—	$23,180
Reconciliation to net loss:
Total Segment operating loss			$(954)
Depreciation			(156)
Other income (expense)			23
Net loss			$(1,087)

(11) Income Taxes

Our operations are principally domestic, with income taxable at the federal statutory rate of 34% plus applicable state rates. The tables below reflect the deferred tax asset (liabilities) for our wholly owned C corporation subsidiaries Buckeye and Landrica. These entity’s tax obligations are reflected in Evergreen Energy’s consolidated return. Deferred tax assets (liabilities) were comprised of the following:

	2006	2005
	(in thousands)
Gross deferred tax assets:
Net operating loss carryforwards	$2,518	$283
Depreciation and amortization	(1)	95
Accrued liabilities	420	384
Other	—	—
Gross deferred tax assets	2,937	762
Deferred tax assets valuation allowance	(2,937)	(762)
Net deferred tax assets	$—	$—

We have recorded a valuation allowance for the full amount of our net deferred asset because, based upon an assessment of both negative and positive evidence, it is more likely than not that we will not realize such benefits in future tax returns.  Our tax return net operating loss carryforwards of approximately $7 million expire in various amounts beginning in 2007.

Our total provision for income taxes in 2006, 2005 and 2004 were different from the amount expected by applying the statutory federal income tax rate to our net loss as reported in our Consolidated Statement of Operations.  The approximate differences are as follows:

	2006	2005	2004
	(in thousands)
Expected tax benefit on loss before income taxes	$(1,984)	$(354)	$(116)
Expected state tax benefit, net	(193)	(34)	(11)
Non-deductible items and other	2	(267)
Expiring net operating loss	—		—
Increase in valuation allowance	2,175	655	127
	$—	$—	$—

(12) Subsequent events

On July 30, 2007, Evergreen Energy sold  $95.0 million in aggregate principal amount of  8.00% Convertible Secured Notes due 2012 (the “Notes”) that were resold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  We and our Subsidiaries have provided guarantees in relation to Evergreen Energy’s $95 million convertible debt.  Additionally, Evergreen Energy has provided a pledge of its member interest in Evergreen Operations as collateral for such convertible debt.  Such guarantee and such pledges will be released once certain criteria are met relating to Evergreen Energy’s stock price and the registration statement related to their debt is effective.